         VOTING AGREEMENT, dated as of September 16, 1997 (this "AGREEMENT"), among Getty Communications (USA), Inc., a Delaware corporation ("Getty Images"), Getty Communications plc, an English corporation ("GETTY"), PhotoDisc, Inc., a Washington corporation ("PHOTODISC") and Carlton Communications, a Netherlands corporation ("Carlton").


                                      WITNESSETH

         WHEREAS, Getty Images, GETTY COMMUNICATIONS plc, a public limited company organized under the laws of England and Wales, PhotoDisc, Inc., a Washington corporation ("PhotoDisc"), and Print MERGER, Inc. a Washington corporation and wholly owned subsidiary of Getty Images ("MERGER SUB"), propose to enter into a Merger Agreement, dated as of the date hereof (the "MERGER AGREEMENT"), which provides, among other things, that MERGER SUB will merge with and into PhotoDisc (the "MERGER") upon the terms and subject to the conditions set forth in the Merger Agreement and that Getty Images will acquire all the shares of Getty pursuant to a Scheme of Arrangement (the "Scheme of Arrangement") as described below:

1. Each existing Class A Ordinary Share of Getty shall be cancelled and reissued by way of capitalization of reserves to Getty Images.

2. In consideration of the issues of shares in paragraph 1 above to Getty Images, Getty images shall issue to each holder of Class A Ordinary Shares of Getty, credited as fully paid, one share of common stock of Getty Images for every two Class A Ordinary Shares of Getty held.

3. Each existing Class B Ordinary Share of Getty shall be cancelled and reissued as a Class A Ordinary Share by way of capitalization of reserves to Getty Images.

4. In consideration of the issue of shares in paragraph 3 above to Getty Images, Getty Images shall issue to each holder of Class B Ordinary Shares of Getty, credited as fully paid, one share of common stock of Getty Images for every two Class B Ordinary Shares of Getty held.

5. All shares of common stock of Getty Images shall rank pari passu in all respects and in particular shall each have one vote per share of common stock.

         WHEREAS, as of the date hereof, Carlton owns 3,238,772 Class A ordinary shares par value 1p per share of Getty ("Getty Class A Shares") and

         WHEREAS, as a condition to the willingness of Getty Images, Getty and PhotoDisc to enter into the Merger Agreement and the Scheme of Arrangement, Getty Images, Getty and PhotoDisc have required that Carlton agrees, and in order to induce those parties to enter into the Merger Agreement and the Scheme of Arrangement, Carlton has agreed, to enter into this Agreement with respect to all the Getty Class A Shares now owned and which may hereafter be acquired by Carlton (the "SHARES"):


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                                          2


    NOW THEREFORE, in consideration of the foregoing and the respective agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                      ARTICLE I

                                   VOTING OF SHARES

         SECTION 1.01. VOTING OF SHARES; FURTHER ASSURANCES. Carlton hereby agrees, in respect of all the Shares to be bound (or to procure that the registered holder is so bound) by the Scheme of Arrangement and to undertake to the High Court on the hearing of the petition to sanction the Scheme of Arrangement, to be bound (and to procure that the registered holder is so bound) thereby and to execute and do and to procure to be executed and done all such documents, acts and things as may be reasonably necessary or desirable to be executed or done by it or any holder of the Shares for the purpose of giving effect to the Scheme of Arrangement; and vote, if requested by PhotoDisc, in favor of all resolutions to be proposed at any Extraordinary General Meeting of the holders of Ordinary Shares of Getty or Separate Class Meeting of the holders of Class A Ordinary Shares of Getty convened to approve the Scheme of Arrangement and related matters (including any adjournment of any such meeting) to the extent the passing of such resolution is required to implement the Scheme of Arrangement and related matters and the other transactions contemplated by the Merger Agreement and the Scheme of Arrangement; and to vote against any proposal for any recapitalization, merger, sale of assets or other business combination between Getty and any person or entity (other than the Merger) and to deliver valid and duly completed forms of proxy appointing the Chairman of any such meeting as Carlton's proxy to vote in favor of all such resolutions at least 5 business days prior to the last date for delivery of such proxies; and in favor of any other matter NECESSARY TO EFFECT THE consummation of the transactions contemplated by the Merger Agreement and the Scheme of Arrangement.

         SECTION 1.02. NO INCONSISTENT AGREEMENTS. Carlton hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement and the Scheme of Arrangement, Carlton shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

                                      ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF CARLTON

         Carlton hereby represents and warrants to Getty Images, Getty and PhotoDisc as follows:

         SECTION 2.01. AUTHORITY OF CARLTON. Carlton has all the necessary capacity, power and authority to enter into this Agreement, to carry out Carlton's obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Carlton, the performance by Carlton of Carlton's obligations hereunder and the consummation by Carlton of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Carlton. This Agreement has been duly executed and delivered by Carlton and (assuming the due authorization, execution and delivery by Getty Images, Getty and PhotoDisc) this Agreement constitutes a legal, valid and binding obligation of Carlton enforceable against Carlton in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws


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                                          3


affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

         SECTION 2.02 NO CONFLICT. The execution, delivery and performance of this Agreement by Carlton do not and will not, (i) violate, conflict with or result in the breach of any provision of the charter or by-laws or operating agreement (or equivalent organizational documents) of Carlton, (ii) conflict with or violate (or cause an event which reasonably could be expected to have a material adverse effect on Carlton as a result of) any law, rule, regulation, order, judgment or decree applicable to Carlton or by which the Shares are bound or affected or (iii) conflict with, result in any breach of, constitute a default (or an event that, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Carlton is a party or by which such Carlton or the Shares are bound or affected.

         SECTION 2.03 OWNERSHIP OF SHARES. Carlton owns of record and beneficially, free and clear of all encumbrances the number of Class A Ordinary Shares of Getty set forth above. Carlton has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                     ARTICLE III

                                    MISCELLANEOUS

         SECTION 3.01 TERMINATION. This Agreement shall terminate upon the termination of the Merger Agreement.

         SECTION 3.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by telegram, by telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.02):

         (a)  if to Getty or Getty Images:

              c/o of Getty Communications plc
              101 Bayham Street
              London NW1 England
              Facsimile:  (44171) 267-6540
              Attention:  Nick Evans-Lombe

              with a copy to each of:

              Clifford Chance
              200 Aldersgate Street
              London EC1A 4JJ  England
              Facsimile:  (44171) 600-5555
              Attention:  Michael Francies

              Shearman & Sterling
              555 California Street
              San Francisco, California  94104
              Facsimile:  (415) 616-1199
              Attention:  Christopher D. Dillon


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                                          4

         (b)  if to PhotoDisc:

              PhotoDisc, Inc.
              2013 Fourth Avenue
              4th Floor
              Seattle, WA  98121
              Facsimile:  (206) 441-9379
              Attention:  Mark Torrance

              with a copy to:

              Heller Ehrman White & McAuliffe
              6100 Columbia Centre
              701 Fifth Avenue
              Seattle, Washington  98104
              Telecopy:  (206) 447-0849
              Attention:  Thomas S. Hodge

         (c)  if to Carlton:

              Vossenbeemd 51
              5705 CL Helmond
              The Netherlands
              Facsimile:  31492 552505
              Attention:  Han von Eijden

              with a copy to:

              Carlton Communications Plc
              25 Knightsbridge
              London SW1X 7RZ
              Facsimile:  171 663 6300
              Attention:  David Abdoo

         SECTION 3.03 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior consent of the other party (except to the extent that such disclosure is required by law or the rules of the Nasdaq National Market), and, to the extent practicable, the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 3.04 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 3.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and


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                                          5

provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the terms of this Agreement remain as originally contemplated to the greatest extent possible.

         SECTION 3.06 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Getty Images and the Voting Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Getty Images and the Voting Stockholders with respect to the subject matter hereof.

         SECTION 3.07. ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such parties).

         SECTION 3.08 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 3.09 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties hereto.

         SECTION 3.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of OR related to this Agreement shall be heard and determined in any Delaware state or federal court sitting in the State of Delaware.

         SECTION 3.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 3.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         IN WITNESS WHEREOF, each of the parties has duly executed, or has caused this Agreement to be duly executed by its duly authorized representative, as of the date first written above.


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                                          6

                             GETTY COMMUNICATIONS (USA), INC.


                             By:
                                ----------------------------------------------
                                  Name:
                                  Title:

GETTY COMMUNICATIONS PLC


                             By:
                                ----------------------------------------------
                                  Name:
                                  Title:


                             PHOTODISC, INC.


                             By:
                                ----------------------------------------------
                                  Name:
                                  Title:


                             CARLTON COMMUNICATIONS BV


                             By:
                                ----------------------------------------------
                                  Name:
                                  Title: